                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                           Cityscape Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Cityscape Financial Corp.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           CITYSCAPE FINANCIAL CORP.
                                565 TAXTER ROAD
                            ELMSFORD, NEW YORK 10523
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1997

TO OUR STOCKHOLDERS:

     The Annual Meeting of the Stockholders of Cityscape Financial Corp., a Delaware corporation (the "Company"), will be held at Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591, at 10:00 a.m., on Wednesday, June 4, 1997, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

          1. To elect two directors to hold office until the 2000 Annual Meeting and until their successors have been elected and qualified.

          2. To approve the amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock, $0.01 par value per share (the "Common Stock"), by 50,000,000 shares to an aggregate of 100,000,000 shares and the Company's authorized Preferred Stock, par value $0.01 per share (the "Preferred Stock"), by 5,000,000 shares to an aggregate of 10,000,000 shares.

          3. To approve the Company's 1997 Stock Option Plan and to reserve 1,500,000 shares of Common Stock for issuance thereunder (subject to antidilution adjustments specified in the plan.).

          4. To ratify the selection by the Company's Board of Directors of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending December 31, 1997.

          5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 18, 1997 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, and only holders of record of Common Stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

     WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, AND YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.


                                          By Order of the Board of Directors
                                          /s/ Cheryl P. Carl
                                          Cheryl P. Carl
                                          Secretary



April 30, 1997

                           CITYSCAPE FINANCIAL CORP.
                                565 TAXTER ROAD
                            ELMSFORD, NEW YORK 10523
                            ------------------------

                                PROXY STATEMENT
                            ------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 4, 1997

                            ------------------------

                                  INTRODUCTION


     This Proxy Statement is being sent on or about May 9, 1997 in connection with the solicitation of proxies by the Board of Directors of Cityscape Financial Corp., a Delaware corporation (the "Company"). The proxies are for use at the 1997 Annual Meeting of the Stockholders of the Company, which will be held at Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591, on Wednesday, June 4, 1997, at 10:00 a.m., and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 18, 1997 (the "Record Date"). Only holders of record of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any meetings held upon adjournment thereof.


PROXY INFORMATION


     A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting FOR (i) the nominees for election as directors as set forth in this Proxy Statement, (ii) approval of the proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock by 50,000,000 shares to an aggregate of 100,000,000 shares and the Company's authorized Preferred Stock, $0.01 per share (the "Preferred Stock"), by 5,000,000 shares to an aggregate of 10,000,000 shares,
(iii) approval of the Company's 1997 Stock Option Plan and to reserve 1,500,000 shares of Common Stock for issuance thereunder (subject to antidilution adjustments specified in the plan), (iv) the ratification of the selection of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending December 31, 1997 and (v) the recommendations of the Board of Directors with regard to all other matters, in its discretion. The Company does not currently know of any such other matters.


RECORD DATE AND VOTING

     Each stockholder of record of Common Stock at the close of business on April 18, 1997 is entitled to vote on all matters submitted to a vote of the stockholders at the Annual Meeting. At the close of business on April 17, 1997, there were 29,744,322 outstanding shares of the Common Stock of the Company held of record by approximately 332 stockholders. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company are outstanding. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as to shares of Common Stock of the Company owned as of April 28, 1997, by (i) each person who, to the extent known to the Company, beneficially owned more than 5% of such outstanding Common Stock; (ii) each director who served during 1996; (iii) each nominee for election as a director; (iv) each Named Executive Officer (as defined below) of the Company; and (v) all directors and executive officers as a group.



                                                                              SHARES
                                                                        BENEFICIALLY OWNED
                                                                      ----------------------
                      NAME OF BENEFICIAL OWNER(1)                       NUMBER       PERCENT
    ----------------------------------------------------------------  -----------    -------
    Robert Grosser(2)...............................................    3,917,284      12.8%
    Robert C. Patent(3).............................................    3,927,192      12.8
    Asher Fensterheim(4)(5).........................................    3,727,960      12.2
    Jonah L. Goldstein(6)...........................................      473,352       1.5
    Arthur Gould(5).................................................       46,000         *
    Hollis W. Rademacher(5).........................................       52,600         *
    Robert M. Stata(7)(8)...........................................      818,400       2.7
    David A. Steene(8)..............................................    1,216,000       4.0
    Martin H. S. Brand(9)...........................................    1,210,750       4.0
    Gerald Epstein(8)...............................................    1,218,200       4.0
    All directors and executive officers as a group (16
      persons)(10)..................................................   17,876,000      56.9
    Franklin Mutual Advisers, Inc.(11)..............................    4,597,600      15.0


---------------
  * Less than one percent.

(1) Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.


(2) Includes 640 shares owned by Mr. Grosser's spouse, with respect to all of which Mr. Grosser disclaims beneficial ownership, and options to purchase 25,000 shares granted pursuant to the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"). Mr. Grosser's business address is 565 Taxter Road, Elmsford, New York 10523-5200.



(3) Includes 400 shares owned by Mr. Patent's spouse, with respect to all of which Mr. Patent disclaims beneficial ownership, and options to purchase 20,000 shares granted pursuant to the 1995 Stock Option Plan. Mr. Patent's business address is 565 Taxter Road, Elmsford, New York 10523-5200.

 (4) Includes 30,000 shares owned by Mr. Fensterheim's spouse, with respect to all of which Mr. Fensterheim disclaims beneficial ownership. Mr. Fensterheim's business address is 565 Taxter Road, Elmsford, New York 10523-5200.

 (5) Includes options to purchase 46,000 shares granted pursuant to the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan").


 (6) Includes options to purchase 92,000 shares granted pursuant to the 1995 Stock Option Plan.


 (7) Includes 400 shares owned by Mr. Stata's spouse, with respect to all of which Mr. Stata disclaims beneficial ownership.


 (8) Includes options to purchase 16,000 shares granted pursuant to the 1995 Stock Option Plan.



 (9) Includes options to purchase 10,750 shares granted pursuant to the 1995 Stock Option Plan.



(10) See Notes (1)-(9).



(11) As agent for certain of its advisory clients. Franklin Mutual Advisors, Inc. disclaims beneficial ownership of all securities owned by its advisory clients. The address of Franklin Mutual Advisors, Inc. is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.


                                     ITEM 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in size as practicable and provides that each class will hold office until the third annual meeting for election of directors following the election of such class. The current terms of the directors in Class I, Class II and Class III of the Board of Directors expire in 1997, 1998 and 1999, respectively. Two directors, constituting all of the authorized Class I directors, are to be elected at the Annual Meeting to hold office until the 2000 Annual Meeting and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized directors will be elected. Each of the nominees set forth below currently serves as a director and has consented to continue to serve as a director if elected.

     THE BOARD BELIEVES THAT THE ELECTION OF THE NOMINEES TO CLASS I OF THE COMPANY'S BOARD OF DIRECTORS IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION THEREOF. PROXIES WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE SPECIFICALLY INDICATED.

     In the event that any of the nominees for director become unable to serve before the Annual Meeting, it is intended that shares represented by proxies that are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all nominees will be available to serve.

     No arrangement or understanding exists between any nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

     The following table sets forth certain information concerning the current directors, including the Class I nominees to be elected at this meeting:

              NAME                 AGE                         POSITION
---------------------------------  ---   ----------------------------------------------------
Class III Directors whose terms expire at the 1999 Annual Meeting of Stockholders:

  Robert Grosser.................  39    Chairman of the Board, Chief Executive Officer,
                                         Officer, President and Director; President and
                                         Director of CSC; Director of CSC-UK

              NAME                 AGE                         POSITION
---------------------------------  ---   ----------------------------------------------------

  Robert C. Patent...............  47    Vice Chairman of the Board, Executive Vice
                                         President, Treasurer and Director; Executive Vice
                                         President, Treasurer, Assistant Secretary and
                                         Director of CSC; Director of CSC-UK

  Asher Fensterheim..............  67    Director; Director of CSC

Class II Directors whose terms expire at the 1998 Annual Meeting of Stockholders:

  Jonah L. Goldstein.............  61    General Counsel and Director; General Counsel and
                                         Director of CSC; Secretary and Director of CSC-UK

  Arthur P. Gould................  79    Director

  Hollis W. Rademacher...........  61    Director

Class I Nominees to be elected at the 1997 Annual Meeting of Stockholders:

  Robert M. Stata................  39    Director; Senior Vice President/Originations
                                         and Director of CSC

  David A. Steene................  37    Director; Managing Director and Director of CSC-UK


     Robert Grosser has been Chief Executive Officer, President and a Director of the Company since April 1994 and its Chairman of the Board since September 1995. Mr. Grosser has also served in each of these offices of Cityscape Corp., a wholly-owned subsidiary of the Company ("CSC"), since he founded the organization in 1985. Mr. Grosser has served as a Director of City Mortgage Corporation Limited, a wholly-owned subsidiary of the Company ("CSC-UK"), since its formation in May 1995. Mr. Grosser currently serves on the board of the National Home Equity Mortgage Association. Mr. Grosser is the son-in-law of Asher Fensterheim.

     Robert C. Patent has been Executive Vice President and a Director of the Company since April 1994, Treasurer since June 1995 and the Vice Chairman of its Board since September 1995. Mr. Patent also has served as Executive Vice President and as Director of CSC since October 1990 and as Treasurer since January 1994. Mr. Patent has served as a Director of CSC-UK since its formation in May 1995. Mr. Patent currently serves as President of Colby Capital Corp. and as a director of New York Federal Savings Bank, a federally chartered thrift institution located in New York City.

     Asher Fensterheim has been a Director of the Company since June 1995. Mr. Fensterheim has served as a Director of CSC since January 1995. Mr. Fensterheim is an attorney in the State of New York who specializes in consumer and commercial finance, real estate, mortgage banking and related areas. From 1988 to 1993, he was a partner with Fink Weinberger P.C. Since 1994, he is the sole stockholder of Asher Fensterheim P.C. which renders legal services to the Company. Mr. Fensterheim is the father-in-law of Robert Grosser.

     Jonah L. Goldstein has been General Counsel of the Company since September 1995 and a Director since June 1995. Mr. Goldstein served as a consultant to CSC from December 1993 through June 1995 and has served as a Director since January 1995 and as General Counsel since January 1996. Effective July 1, 1995, Mr. Goldstein entered into an employment agreement with the Company. Mr. Goldstein also has served as Secretary and as a Director of CSC-UK since its formation in May 1995. From its formation in 1980 until its acquisition by CSC in 1994, Mr. Goldstein was President and Chairman of Astrum Funding Corp. ("Astrum"), a mortgage banker. Mr. Goldstein currently serves as Chairman and Director of Advance Abstract Corp., a company that sells title insurance. He is also sole stockholder of Jonah L. Goldstein, P.C. Mr. Goldstein is the father of Eric S. Goldstein.

     Arthur P. Gould has been a Director of the Company since June 1995. Since 1973, Mr. Gould has served as President of Arthur P. Gould & Co., an investment firm (formerly a division of Inter-Regional Financial Group Inc.). Previously, Mr. Gould was President of Golden Shield Corporation, a subsidiary of General

Telephone & Electronics Corporation and then President, Corporate Development Division of Laidlow & Co. Incorporated and Vice President and Director of Laidlow & Co. Incorporated.

     Hollis W. Rademacher has been a Director of the Company since June 1995. Currently, Mr. Rademacher is actively involved in a variety of financial consulting and corporate director capacities. Mr. Rademacher serves as a director of four suburban Chicago area banks, Hinsdale Bank and Trust, Hinsdale, Illinois, North Shore Community Bank and Trust, Wilmette, Illinois, Lake Forest Bank and Trust, Lake Forest, Illinois and Libertyville Bank and Trust, Libertyville, Illinois, and several other closely held organizations in the financial service, distribution and real estate industries. He also serves as Director of Schawk, Inc., a public company engaged in producing molded plastic products and pre-press services and products for printed packaging applications. From 1988 to 1993, Mr. Rademacher served as Chief Financial Officer of Continental Bank Corp.

     Robert M. Stata has been a Director of the Company since June 1995. Mr. Stata also has served as Vice President of CSC, responsible for lending originations, since November 1992 and as Director and as Vice President/Originations of CSC since January 1994. Mr. Stata was promoted to Senior Vice President/Originations of CSC in June 1996. Mr. Stata was the President/Founder of Suburban Equity Corp., a mortgage banker specializing in non-conventional loans, from 1985 to 1992.

     David A. Steene has been a Director of the Company since October 1995. Mr. Steene also has served as Managing Director and as Director of CSC-UK since its formation in May 1995. Mr. Steene was an equity partner of Brand Montague, Solicitors from September 1985 to September 1994. Mr. Steene was an elected member of Elstree Ward, Hertsmere Borough Council from May 1991 to May 1995, serving as Vice Chairman of the Planning Committee in 1992 and Chairman of the Housing Committee in 1993.

COMMITTEES AND ATTENDANCE AT MEETINGS

     During fiscal 1996, the Audit Committee of the Board of Directors was comprised of Messrs. Arthur Gould, Hollis Rademacher and Robert Patent. The Audit Committee makes recommendations regarding the selection of independent public accountants and reviews with them the scope and results of the audit engagement. The Audit Committee held three meetings during 1996.

     During fiscal 1996, the Compensation Committee of the Board of Directors was comprised of Messrs. Robert Grosser, Robert Patent, Jonah Goldstein and Robert Stata. The Compensation Committee reviews compensation of executive officers. The Compensation Committee held three meetings during 1996. Currently, Messrs. Arthur Gould and Hollis Rademacher are the members of such committee.

     During fiscal 1996, the Stock Option Plan Committee and the Company's 1995 Stock Purchase Plan (the "Stock Purchase Plan") Committee each was comprised of Messrs. Hollis Rademacher and Asher Fensterheim. The Stock Option Plan Committee and the Stock Purchase Plan Committee administer the 1995 Stock Option Plan and the Stock Purchase Plan, respectively. The Stock Option Plan Committee and the Stock Purchase Plan Committee each held two meetings in 1996. Currently, Messrs. Arthur Gould and Hollis Rademacher are the members of such committee.

     The Board of Directors does not have a standing Nominating Committee or any other committee which performs a similar function.

     During 1996, the Board of Directors held 17 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and
(ii) the total number of meetings held by all committees of the Board on which he served during the period he served.

NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive stock options pursuant to the Directors Plan. The Directors Plan provides for automatic grants of an option to purchase 40,000 shares of Common Stock to the Company's eligible non-employee directors upon their election to the Board of Directors of the Company.

Each eligible non-employee director is granted an additional option, subject to certain restrictions, to purchase 6,000 shares of Common Stock on each anniversary of his or her election so long as he or she remains an eligible non-employee director of the Company. The exercise price of any options granted under the Directors Plan is the fair market value of the Common Stock on the date of grant. No more than 400,000 shares of Common Stock may be issued upon exercise of options granted under the Directors Plan, subject to adjustment to reflect stock splits, stock dividends and similar capital stock transactions. Options may be granted under the Directors Plan until June 1, 2005.

     In addition, non-employee directors of the Company receive an annual retainer of $10,000, are reimbursed for reasonable expenses incurred in connection with attendance at Board of Directors' meetings or committee meetings and, if chairman of a committee of the Board of Directors, an additional $3,000.


     On June 1, 1995 and June 12, 1996, Messrs. Gould, Rademacher and Fensterheim each were granted options to purchase 40,000 shares and 6,000 shares, respectively, of Common Stock under the Directors Plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During fiscal 1996, the Compensation Committee was comprised of Messrs. Grosser, Patent, Jonah Goldstein and Stata, all of whom are executive officers of the Company. None of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.



     In May 1994, the Company loaned Mr. Stata $100,000. The loan accrued interest on the unpaid principal balance at a rate equal to 6%. This loan was paid in full in January 1996.


     In January 1996, Samboy Financial Corp., a Minnesota corporation ("Samboy"), began selling Title I and similar loans to the Company. During 1996, Samboy sold $2.1 million of loans to the Company and, in the first three months of 1997, sold $2.8 million of loans to the Company. Mr. Jonah Goldstein owns 20% of the outstanding capital stock of Samboy.

     Mr. Paul Goldstein, the son of Mr. Jonah Goldstein and the brother of Mr. Eric Goldstein, is employed as an Assistant Vice President of CSC. During 1996, he received $277,851 and was granted 21,000 incentive stock options at exercise prices ranging from $9.88 to $10.00 per share in accordance with the 1995 Stock Option Plan for such services and is anticipated to be similarly compensated in 1997.


     None of Messrs. Grosser, Patent, Jonah Goldstein or Stata participated in decisions regarding his own compensation.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 that they file.


     Based solely on its review of copies of such forms and such written representations regarding compliance with such filing requirements as were received from its executive officers, directors and greater than 10% stockholders, the Company believes that, other than as described in this paragraph, all such Section 16(a) filing requirements were complied with during 1996. Mr. Ledwick failed to include in his report on Form 4 filed with the Commission pursuant to Section 16(a) of the Exchange Act on February 5, 1996 relating to transactions which occurred in January 1996, options to purchase 100,000 shares of Common Stock that were granted to him in January 1996. Mr. Ledwick has amended his Form 4 to include this information by filing a Form 4 amendment on March 27, 1997. Mr. Grosser failed to include in his report on Form 5 filed with the Commission pursuant to Section 16(a) of the Exchange Act on February 13, 1997 relating to transactions which occurred in December 1996, an aggregate of 1,600 shares of Common Stock held in trust for his two daughters, which shares are considered indirectly owned by Mr. Grosser. Mr. Grosser has amended his Form 4 to include this information by filing a Form 4 amendment on March 27, 1997.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table and discussion set forth certain information with regard to the Company's executive officers.

           NAME            AGE                      POSITIONS WITH THE COMPANY
  -----------------------  ---   ----------------------------------------------------------------
  Robert Grosser.........   39   Chairman of the Board, Chief Executive Officer, President and
                                 Director; President and Director of CSC; Director of CSC-UK
  Robert C. Patent.......   47   Vice Chairman of the Board, Executive Vice President, Treasurer
                                 and Director; Executive Vice President, Treasurer, Assistant
                                 Secretary and Director of CSC; Director of CSC-UK
  Jonah L. Goldstein.....   61   General Counsel and Director; General Counsel and Director of
                                 CSC; Secretary and Director of CSC-UK
  Robert M. Stata........   39   Director; Senior Vice President/Originations and Director of CSC
  Cheryl P. Carl.........   44   Vice President and Secretary; Senior Vice President/Operations,
                                 Secretary and Director of CSC
  Steven P. Weiss........   40   Senior Vice President/Sales and Director of CSC
  Eric S. Goldstein......   35   Senior Vice President/Loan Servicing of CSC
  Tim S. Ledwick.........   39   Vice President and Chief Financial Officer; Senior Vice
                                 President and Chief Financial Officer of CSC
  Robert J. Blackwell....   58   Senior Vice President/Specialty Products Division of CSC
  Steven M. Miller.......   41   Senior Vice President/Managing Director of CSC
  David A. Steene........   37   Director; Managing Director and Director of CSC-UK
  Martin H.S. Brand......   60   Lending Director and Director of CSC-UK
  Gerald Epstein.........   47   Financial Director and Director of CSC-UK


     Messrs. Stata and Steene are nominees to the Board of Directors. See "Item 1 -- Election of Directors" for biographical information with respect to Messrs. Grosser, Patent, Jonah Goldstein, Stata and Steene.


     Cheryl P. Carl has been Secretary of the Company since June 1994 and Vice President since June 1996. Ms. Carl also has served as Vice President/Operations since January 1994, Secretary of CSC since June 1994 and as Assistant Treasurer and as Director of CSC since January 1995. Ms. Carl was promoted to Senior Vice President/Operations of CSC in June 1996. From its formation in 1980 until its acquisition by CSC in 1994, Ms. Carl was Executive Vice President and Director of Astrum, a mortgage banker specializing in non-conventional loans. Ms. Carl also is a Director and Secretary of Advance Abstract Corp., a company that sells title insurance.

     Steven P. Weiss has been Vice President/Sales of CSC since January 1994 and a Director of CSC since January 1995. Mr. Weiss was promoted to Senior Vice President/Sales of CSC in June 1996. From June 1993 to December 1993, Mr. Weiss held the position of Vice President of Astrum, a mortgage banker specializing in non-conventional loans. From 1989 to 1993, Mr. Weiss was founder and President of Record Research, a title search company, and President of County Seat Capital Corporation, a broker of non-conventional loans.

     Eric S. Goldstein has been Vice President/Loan Servicing of CSC since January 1994. Mr. Goldstein was promoted to Senior Vice President/Loan Servicing of CSC in June 1996. From 1987 to 1993, Mr. Goldstein was Vice President of Astrum, a mortgage banker specializing in non-conventional loans. Mr. Goldstein is the son of Jonah L. Goldstein.

     Tim S. Ledwick has been Chief Financial Officer of the Company since March 1995 and Vice President since June 1996. Mr. Ledwick also has served as Vice President, Chief Financial Officer of CSC since September 1994. Mr. Ledwick was promoted to Senior Vice President of CSC in March 1997. From 1992 until 1994, Mr. Ledwick was Vice President/Controller -- Subsidiaries and from 1989 until 1992 was Controller -- Subsidiaries for River Bank America.

     Robert J. Blackwell has been Vice President/Specialty Products Division of CSC since January 1996. In August 1996, Mr. Blackwell was promoted to Senior Vice President/Specialty Products Division of CSC. From 1985 to 1995, Mr. Blackwell was the Executive Vice President, Chief Operating Officer and a Director of Alliance Funding Company, presently a division of Superior Bank F.S.B.

     Steven M. Miller has been Senior Vice President/Managing Director of CSC since March 1997. Mr. Miller's responsibilities include direction of the Company's securitizations and capital markets and strategic planning activities. Previously, Mr. Miller was Senior Vice President and Co-Head of the Asset Backed Group of Greenwich Capital Markets, Inc. Mr. Miller became a Senior Vice President at Greenwich Capital Markets, Inc. in 1992 and also was named Co-Head of the Asset Backed Group in May 1995. Prior to that time, Mr. Miller was a Vice President at Greenwich Markets, Inc.

     Martin H.S. Brand has been Lending Director and a Director of CSC-UK since its formation in May 1995. Mr. Brand served as a director of Metropolitan Mortgage Corporation Ltd. from 1986 to 1993. Mr. Brand was a partner of Brand Montague, Solicitors from March 1960 until September 1994.

     Gerald Epstein has been Financial Director and a Director of CSC-UK since its formation in May 1995. Since 1972, Mr. Epstein has been a senior partner of Downham Train Epstein, a general accounting practice, where he specializes in tax and corporate finance. Mr. Epstein is also a director and stockholder of DTE Insurance Services Limited.

EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers whose annual salary and bonus during the fiscal years presented exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                    ANNUAL COMPENSATION
                                             ----------------------------------
                                             FISCAL                                  ALL OTHER
          NAME AND PRINCIPAL POSITION         YEAR       SALARY        BONUS        COMPENSATION
    ---------------------------------------  ------     --------     ----------     ------------
    Robert Grosser.........................   1996      $268,068     $1,326,997       $ 44,997(1)
      President and Chief Executive           1995       259,155        275,788          3,915(2)
      Officer; President of CSC               1994       238,030         30,000          1,100(2)
    Robert C. Patent.......................   1996      $226,174     $  884,665       $ 67,990(3)
      Executive Vice President and
         Treasurer;                           1995       219,550        183,858          3,915(2)
      Executive Vice President and            1994       208,000         10,000          1,100(2)
      Treasurer of CSC
    David A. Steene........................   1996      $218,359     $  726,038             --
      Managing Director of CSC-UK             1995       104,867             --             --
                                              1994            --             --             --
    Martin H.S. Brand......................   1996      $218,359     $  726,038             --
      Lending Director of CSC-UK              1995       104,867             --             --
                                              1994            --             --             --
    Gerald Epstein.........................   1996      $218,359     $  726,038             --
      Financial Director of CSC-UK            1995       104,867             --             --
                                              1994            --             --             --


---------------
(1) Represents premium payments made by the Company pursuant to a split-dollar life insurance policy that provided a benefit of $13,463.

(2) Reflects amounts paid as qualified matching contributions under the Company's employee benefit plan.

(3) Represents premium payments made by the Company pursuant to a split-dollar life insurance policy that provided a benefit of $2,136.

EMPLOYMENT AGREEMENTS


     The Company has employment agreements with each of the Named Executive Officers, as well as with certain other executive officers of the Company and CSC. Each agreement, other than those with Mr. Epstein and Mr. Jonah Goldstein, requires the executive officer to devote his or her full time and best efforts to the Company during the term of the agreement.


     The employment agreements with Messrs. Grosser and Patent are for a term commencing January 1, 1995 and ending December 31, 1998. The agreements provide for an annual salary of $260,000 and $220,000, respectively, plus increases based on the percentage increase, if any, in the Consumer Price Index, or by a greater amount, at the discretion of the Board of Directors. In addition, the agreements provide for payment to Mr. Grosser and Mr. Patent of an amount equal to 1.5% and 1.0%, respectively, of the pre-tax profits of the Company, as determined by the Company's outside auditors in accordance with generally accepted accounting principles, in excess of certain scheduled thresholds.

     The employment agreement with Mr. Stata is for a term commencing on November 1, 1992 and continuing through December 31, 1997. The agreement provided for an annual salary of $225,000 plus increases of 3% to 6% per year based on the percentage increase in the Consumer Price Index. As of September 1, 1996, the annual salary was increased to $275,000 for the remaining term of the agreement, subject to such increases. In addition, the agreement provided for payment to Mr. Stata of an annual bonus of $25,000 if the aggregate of loans originated or purchased by the Company exceeds certain specified levels for each year during the term of the agreement. Such bonus provision was amended as set forth below. Upon a change in control, Mr. Stata may terminate the agreement if the current senior management of the Company ceases to exercise oversight over the operations of the Company. The Company would then be obligated to pay a monthly payment over the balance of the remaining term of the agreement equal to 33% of Mr. Stata's monthly compensation in effect prior to his giving notice of termination.


     The employment agreements with Ms. Carl and Messrs. Weiss, Jonah Goldstein and Eric Goldstein are for a term commencing on July 1, 1995 and continuing through December 31, 1998. Each agreement provided for an annual salary of $160,000, plus increases based on the percentage increase, if any, in the Consumer Price Index, or by a greater amount, in the discretion of the Board of Directors. As of September 1, 1996, the annual salary was increased to $210,000 for the remaining term of each agreement. In addition, each agreement provided for payment of an annual bonus of $30,000 if the Company's gross volume of loans originated by the Company in the case of Ms. Carl and Messrs. Weiss and Jonah Goldstein, or the outstanding servicing portfolio of the Company in the case of Mr. Eric Goldstein, exceeds certain specified levels for each year during the term of the agreement. Such bonus provision was amended as set forth below. In addition, each agreement provided for a one-time grant of 150,000 incentive stock options at an exercise price of $2.50 per share in accordance with the 1995 Stock Option Plan. Of the options granted, 40,000 options were exercisable upon grant, 40,000 options as of July 1, 1996, 40,000 options as of July 1, 1997 and 30,000 options as of July 1, 1998.



     The employment agreement with Mr. Ledwick is for a term commencing on January 1, 1996 and continuing until December 31, 1999. The agreement provided for an annual salary of $150,000 plus increases based on the percentage increase, if any, in the Consumer Price Index, or by a greater amount, in the discretion of the Board of Directors. In January 1997, the annual salary was increased to $200,000. In addition, the agreement provided for payment of an annual bonus of $15,000 and an additional bonus at the option of the Board of Directors. Such bonus provision was amended as set forth below. The agreement also provided for a one-time grant of 100,000 incentive stock options at an exercise price of $10.00 per share in accordance with the 1995 Stock Option Plan. Of the options granted, 40,000 options were exercisable upon grant, 30,000 options as of January 1, 1997 and 30,000 options as of January 1, 1998.

     As of September 1, 1996, the Board of Directors approved a three year bonus pool which replaced the existing bonus provisions in the employment agreements of Messrs. Stata, Ledwick, Weiss, Eric Goldstein and Jonah Goldstein and Ms. Carl. The pool provided that for 1996, because pre-tax profits of CSC exceeded $16.9 million, each shared in a bonus pool of 5% of the pre-tax profits of CSC. The participants in the pool received a pro rata portion of the pool based on his or her annual salary up to 200% of salary with the payment of any excess being deferred and paid over three years, one-third each year. Any deferred payment will earn interest at the Citibank N.A. prime rate plus one percent. For 1997 and 1998, the CSC earnings threshold for providing a pool will be increased based on the prior year's pre-tax earnings plus the percentage increase, if any, in the Consumer Price Index.


     The employment agreement with Mr. Blackwell is for a term commencing on February 1, 1996 and continuing until January 31, 1999. The agreement provides for an annual salary of $200,000 plus increases based on the percentage increase, if any, in the Consumer Price Index, or by a greater amount, in the discretion of the Board of Directors. In addition, the agreement provides for the payment of a bonus at the option of the Board of Directors. The agreement also provided for a one-time grant of 300,000 incentive stock options at an exercise price of $10.00 per share in accordance with the 1995 Stock Option Plan. Of the options granted, 100,000 options were exercisable as of January 15, 1997, 100,000 options as of January 15, 1998 and 100,000 options as of January 15, 1999.


     CSC-UK entered into employment agreements dated as of April 5, 1995 with Messrs. Steene, Brand and Epstein which extend through April 5, 1999. Each agreement provides for an annual salary of L150,000 plus increases based on the percentage increase, if any, in the Retail Price Index. In addition, each agreement provides for the payment of an annual bonus related to the pre-tax profits of CSC-UK not to exceed L500,000 in the aggregate for the term of the agreement. As of September 1, 1996, the Board of Directors approved a three year bonus pool which provided that for 1996, because pre-tax profits of CSC-UK exceeded $8.2 million, each shared in a bonus pool of 3% of the pre-tax profits of CSC-UK. The participants in the pool received a pro rata portion of the pool based on his annual salary up to 200% of salary with the payment of any excess being deferred and paid over three years, one-third each year. Any deferred payment will earn interest at the Citibank N.A. prime rate plus one percent. For 1997 and 1998, the CSC-UK earnings threshold for providing a pool will be increased based on the prior year's pre-tax earnings plus the percentage increase, if any, in the Consumer Price Index.

OPTION GRANTS IN 1996

     None of the Named Executive Officers received grants of options issued by the Company during 1996.

AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

     None of the Named Executive Officers held any options issued by the Company during 1996.

401(k) PLAN

     The Company sponsors a 401(k) plan, a savings and investment plan intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Participating employees may make pre-tax contributions, subject to limitations under the Code, of a percentage of their total compensation. The Company, in its sole discretion, may make matching contributions for the benefit of all participants with at least one year of service who make pre-tax contributions. The Board of Directors has not yet determined the matching contribution that will be made for the 1996 plan year.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     As members of the Compensation Committee, it is our duty to monitor the performance and compensation of executive officers and other key employees and to review compensation plans. The Company's executive and key employee compensation programs are designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment. The fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives and to the overall success of the Company. The Company's executive officer compensation program consists of a base salary component and a component providing the potential for an annual bonus based on overall Company performance, as well as individual performance. For 1996, the compensation of the executive officers of the Company was determined pursuant to individual employment agreements between each executive officer and the Company. The Compensation Committee conducted a review of the compensation of the Company's executive officers and retained KPMG Peat Marwick LLP to prepare an Executive Compensation Review.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among the above-mentioned elements, each of which is discussed in greater detail below.

BASE SALARY

     It is the Compensation Committee's intention that base salary be targeted at a percentile level consistent with comparable mortgage companies. The review of KPMG Peat Marwick LLP provided this information to the Compensation Committee. Salary increases are designed to reflect individual performance consistent with the Company's overall financial performance, as well as competitive practice. Performance reviews, to be conducted annually, will determine an individual's salary increase.

BONUS PROGRAM

     The executive officer bonus program is designed to reward Company executives and other key employees for their contributions to corporate objectives. Corporate and individual objectives are established as part of the annual operating plan process. Overall corporate objectives have included and will include target levels of net income, operating income and asset management. Divisional goals also include business improvement and division-specific financial goals. Based on the review of KPMG Peat Marwick LLP and on its own information, the Compensation Committee approved three year bonus pools for certain executives, replacing existing bonus provisions in employment agreements for such executives. A bonus pool exists for certain US executives and is based on profits from US operations. A separate bonus pool exists for certain UK executives and is based on profits from UK operations.

1995 STOCK OPTION PLAN

     The Company's 1995 Stock Option Plan authorizes the granting of options to purchase shares of the Company's Common Stock to officers, key employees and consultants of the Company and its subsidiaries. The 1995 Stock Option Plan is designed to promote the interests of the Company and its stockholders by using investment interests in the Company to attract and retain key personnel and to encourage and reward their contributions to the performance of the Company. The 1995 Stock Option Plan is administered by the Stock Option Plan Committee of the Board of Directors, none of the members of which are on the Compensation Committee.

EMPLOYEE STOCK PURCHASE PLAN

     The Company's Stock Purchase Plan authorizes the granting of options to purchase shares of the Company's Common Stock to eligible employees of the Company and its subsidiaries that regularly work more than 20 hours per week. The Stock Purchase Plan is designed to provide employees of the Company with an opportunity and incentive to acquire a proprietary interest in the Company through the purchase of Common Stock, thereby more closely aligning the interests of the Company's employees and stockholders.

The Stock Purchase Plan is administered by the Stock Purchase Plan Committee of the Board of Directors, none of the members of which are on the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee will review the Chief Executive Officer's salary annually. In assessing whether a salary increase is warranted, the Compensation Committee will consider the following factors: job performance, salary of the Chief Executive Officers of the Company's competitors and achievement of annual financial objectives. For fiscal 1996, the bonus paid to the Chief Executive Officer was based on a percentage of the pre-tax profits of the Company.

                                          COMPENSATION COMMITTEE

                                          Jonah L. Goldstein, Chairman
                                          Robert Grosser
                                          Robert C. Patent
                                          Robert M. Stata

                              CERTAIN TRANSACTIONS

GENERAL


     In May 1994, the Company loaned Mr. Stata $100,000. The loan accrued interest on the unpaid principal balance at a rate equal to 6%. This loan was paid in full in January 1996.



     The Company paid $175,000 in legal fees during 1996 to Mr. Fensterheim who acted as counsel to the Company through his professional corporation, Asher Fensterheim, P.C. The Company anticipates that it will pay approximately $180,000 in legal fees to Mr. Fensterheim during 1997.


     Robin Fensterheim, the daughter of Mr. Fensterheim and wife of Mr. Grosser, performs legal services in connection with the closing of loans made by the Company for which services she receives compensation from the borrower. For 1996, Ms. Fensterheim received $13,365 for such services and is anticipated to receive a similar amount in 1997.

     During 1996, the Company engaged Mr. Jay L. Botchman to render consulting services on a monthly basis and paid him $12,500 per month for such services and, in connection with arranging a credit facility of the Company, paid him $400,000 for his assistance in arranging such facility. The Company and Mr. Botchman agreed to terminate the consulting arrangement as of December 31, 1996. In addition, CSC-UK entered into an agreement with J.L.B. Equities, Inc., a company owned by Mr. Botchman, pursuant to which such company is paid a fee of one-eighth of 1.0% of the principal balance of loans originated by CSC-UK upon the sale of such loans. For 1996, J.L.B. Equities, Inc. received $470,378 in payment of such fees. This agreement terminates on December 31, 2015. Each of Messrs. Grosser, Patent and Fensterheim entered into option agreements dated March 10, 1995 with Mr. Botchman pursuant to which Mr. Botchman was granted an option to acquire up to 1,380,000 shares of Common Stock from each of Messrs. Grosser, Patent and Fensterheim (4,140,000 in the aggregate) at a price of $1.25 per share which represented a premium of approximately 33.0% over the bid price of $0.94 per share on the date the option agreements were executed. The options became exercisable on July 1, 1996 and expire on March 10, 2000. Mr. Botchman provided strategic advisory and consulting services to Messrs. Grosser, Patent and Fensterheim and the Company in connection with the Company's growth, expansion and acquisition policies. In November 1996, Mr. Botchman entered into an agreement to sell his interest in the option agreements to Franklin Mutual Advisors, Inc., as agent for several related institutional investors, for an aggregate purchase price of $82.3 million. Such options were exercised by Franklin Mutual Advisors, Inc. in January 1997. The Company has granted to such institutional investors registration rights relating to the resale of the acquired shares of the Company's Common Stock. These registration rights required the Company to (i) file a registration statement for the resale of the shares of Common Stock subject to the options as soon as reasonably practicable and (ii) use its reasonable efforts to cause the registration statement to be declared effective as promptly as is reasonably practicable following the filing thereof, but not prior to the earlier of the date the Commission declares effective the first registration statement registering the Company's sale of newly issued Common Stock and March 31, 1997.

     In January 1996, Samboy began selling Title I and similar loans to the Company. During 1996, Samboy sold $2.1 million of loans to the Company and, in the first three months of 1997, sold 2.8 million of loans to the Company. Mr. Jonah Goldstein owns 20% of the outstanding capital stock of Samboy.

     Mr. Paul Goldstein, the son of Mr. Jonah Goldstein and brother of Mr. Eric Goldstein, is employed as an Assistant Vice President of CSC. During 1996, Mr. Paul Goldstein received $277,851 and was granted 21,000 incentive stock options of exercise prices ranging from $9.88 to $10.00 per share in accordance with the 1995 Stock Option Plan for such services and is anticipated to be similarly compensated in 1997.


     During 1996, Arthur P. Gould & Co., of which Mr. Gould is President, received $60,000 for advisory services provided to the Company.

CSC-UK TRANSACTIONS


     Pursuant to the acquisition by the Company of CSC-UK, the Company must offer piggyback registration rights to Messrs. Steene, Brand and Epstein when the Company proposes to register any shares of its Common Stock for the benefit of Mr. Grosser, Mr. Patent or Mr. Fensterheim under the Securities Act of 1933, as amended (the "Securities Act") (other than under a registration statement on Form S-8). The Company also agreed to appoint Mr. Steene as a member of the Board of Directors of the Company and agreed to indemnify Messrs. Steene, Brand and Epstein against any amounts paid pursuant to their guarantee of a L200,000 obligation of CSC-UK. In addition, due to the fact that CSC-UK reached a certain loan origination target in the six months following the consummation of the acquisition, CSC-UK amended Messrs. Steene, Brand and Epstein's employment agreements effective March 30, 1996 to provide that the annual bonus payments due to Messrs. Steene, Brand and Epstein are no longer subject to a cash flow requirement.


     The Company believes that the terms of the respective affiliated transactions described in this section are at least as favorable to the Company as those that could be obtained from an unaffiliated source.

                               PERFORMANCE GRAPH

     The stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following graph shows the Company's total return to stockholders compared to the Nasdaq Market Value Index(1) and a Peer Group Index(2) over the period from December 20, 1995 (the date of registration of the Common Stock under Section 12 of the Exchange Act) to December 31, 1996.

                 CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE
                  NASDAQ MARKET INDEX AND THE PEER GROUP INDEX

                             [PERFORMANCE GRAPH]

        MEASUREMENT PERIOD                                 NASDAQ MARKET
      (FISCAL YEAR COVERED)          CTYS COMMON STOCK         INDEX         PEER GROUP INDEX
12/20/95                                 100.00              100.00              100.00
12/29/95                                 105.73              102.64               93.68
3/29/96                                  183.43              107.55              136.39
6/28/96                                  261.14              115.79              133.85
9/30/96                                  270.06              119.95              151.86
12/31/96                                 267.51              126.28              151.09


     The cumulative total return on the stock performance graph indicates historical results only and is not necessarily indicative of future results.


     Each line on the stock performance graph assumes that $100.00 was invested in the Company's Common Stock and the respective indices on December 20, 1995. The graph then tracks the value of these investments, assuming reinvestment of dividends (if applicable), through the period ending December 31, 1996.


---------------


(1) Includes all issues trading over the Nasdaq National Market during the period from December 20, 1995 through December 31, 1996, weighted annually by market capitalization (shares outstanding multiplied by stock price).


(2) The Peer Group Index, compiled by the Company in consultation with a financial advisor to the Company, consists of the following corporations:
    Aames Financial Corporation, ContiFinancial Corporation, FIRSTPLUS Financial Group, Inc., The Money Store Inc. and United Companies Financial Corporation. Such corporations are public corporations that, like the Company, concentrate in the non-conforming residential mortgage business.

                                     ITEM 2

                        APPROVAL OF THE AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

GENERAL

     The Company's Certificate of Incorporation, as currently in effect, provides that the Company is authorized to issue two classes of stock, consisting of 50,000,000 shares designated as Common Stock, $0.01 par value per share, and 5,000,000 shares designated as Preferred Stock, $0.01 par value per share. On April 17, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock by 50,000,000 shares to an aggregate of 100,000,000 shares and the authorized number of shares of Preferred Stock by 5,000,000 shares to an aggregate of 10,000,000 shares. Accordingly, if the amendment is approved, the aggregate number of authorized shares of capital stock (including both Common and Preferred) would increase from 55,000,000 to 110,000,000. The proposed amendment does not affect any terms or rights of the Company's Common Stock. As proposed to be amended, Section (a) of Article IV of the Certificate of Incorporation would read as follows:

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

          (a) The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock;" the total number of shares which the corporation shall have authority to issue is 110,000,000; the total number of shares of Preferred Stock shall be 10,000,000 and each such share shall have a par value of $0.01; and the total number of shares of Common Stock shall be 100,000,000 and each such share shall have a par value of $0.01.

PURPOSE AND EFFECT OF THE AMENDMENT


     As of April 28, 1997, of the 50,000,000 shares of Common Stock currently authorized by the Company's Certificate of Incorporation, approximately 30,620,362 shares were issued and outstanding, an aggregate of approximately 5,364,969 shares were issuable under the 1995 Stock Option Plan, the Directors Plan and the Stock Purchase Plan, approximately 5,395,196 shares were issuable upon conversion and as inducement for such conversion of the Company's 6% Convertible Subordinated Debentures due 2006 (the "Convertible Debentures"), approximately 3,809,523 shares were issuable upon conversion of the Company's 6% Convertible Preferred Stock, Series A (the "Convertible Preferred Stock") (assuming a conversion price of $13.13) and 500,000 shares were issuable upon exercise of an outstanding warrant (the "Warrant") (the 45,690,050 sum of such shares, the "Company's Committed Shares of Common Stock"). Accordingly, the Company currently has available for other uses only approximately 4,309,950 shares of Common Stock. Of the 5,000,000 shares of Preferred Stock currently authorized by the Company's Certificate of Incorporation, 5,000 shares, designated as Convertible Preferred Stock, Series A, are outstanding.


     It is the consensus of the Company's Board of Directors that the authorized Common Stock remaining available and the authorized Preferred Stock remaining available are not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock and authorized shares of Preferred Stock as described above. The availability of such additional authorized shares will enable the Company to issue Common Stock or Preferred Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, including declaring stock dividends, raising additional capital, establishing strategic business relationships and issuing shares under management incentive or employee benefit plans to attract and retain key personnel.

     If the proposed amendment is approved by the stockholders, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State promptly after the

Annual Meeting, whereupon the increase in the Company's authorized Common Stock and Preferred Stock will become effective.

     If the proposed amendment is approved by stockholders, the authorized Common Stock and Preferred Stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable. The Board of Directors anticipates authorizing the issuance of additional shares from time to time upon terms the Board of Directors deems to be in the best interests of the Company, and does not intend to solicit further stockholder approval prior to the issuance of any additional shares, except as may be required by applicable law or rules of the Nasdaq National Market.

     The increase in authorized Common Stock and Preferred Stock will not have any immediate effect on the rights of the existing stockholders. Issuances of additional authorized Common Stock in a stock dividend or a distribution would reduce the value of outstanding shares proportionately, and issuances of authorized Common Stock or Preferred Stock in capital-raising or other business transactions or through management compensation and incentive programs would dilute existing stockholders' interests in the Company. The Company's stockholders have no preemptive rights with respect to the issuance of additional Common Stock. The Company intends to apply to the Nasdaq National Market for the listing of any additional shares of Common Stock if and when such shares are to be issued.

POTENTIAL ANTI-TAKEOVER EFFECT

     Although the proposed amendment to the Company's Certificate of Incorporation is not motivated by takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock and Preferred Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt. Such issuances could dilute the ownership and voting rights of a person seeking to obtain control of the Company, dilute the value of outstanding shares and increase the ownership of stockholders opposed to a takeover. Thus, increasing the authorized Common Stock and Preferred Stock could render more difficult and less likely a merger, tender offer or proxy contest, assumption of control by a holder of a larger block of the Company's stock, and the removal of incumbent management. Issuance of additional shares unrelated to any takeover attempt could also have these effects. The Company has previously adopted certain other measures that may have the effect of discouraging or delaying unsolicited takeover attempts and making removal of incumbent management more difficult, including the authority of the Board of Directors to designate and issue series of Preferred Stock with rights superior to Common Stock, a classified Board of Directors consisting of three classes and provisions for acceleration of certain stock options in connection with a change in control. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock outstanding is required to approve the proposed amendment to the Company's Certificate of Incorporation.

     THE BOARD BELIEVES THAT APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED "FOR" THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                                     ITEM 3

                           APPROVAL OF THE COMPANY'S
                             1997 STOCK OPTION PLAN

GENERAL


     On April 17, 1997, the Board of Directors adopted, subject to stockholder approval, the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan has been adopted to ensure that options to purchase an adequate number of shares of Common Stock will be available to provide appropriate incentives to key employees and other persons who provide significant services to the Company. The Company has found that an active program of awarding stock options to those key employees and other persons has been, and management believes will continue to be, an important component of their compensation arrangements in a manner that will directly associate their interests with those of the stockholders of the Company.



     As of April 28, 1997, the Company had 138,750 shares available for future option grants under the existing 1995 Stock Option Plan. The Company believes that additional option shares should be made available to give the Company maximum flexibility in providing appropriate incentives to key personnel. Upon approval, 1,500,000 shares will be reserved for issuance under the 1997 Plan. The number of shares available under the 1997 Plan represents 3.3% of the Company's 45,690,050 Committed Shares of Common Stock and, together with the 5,364,969 shares issuable under the 1995 Stock Option Plan, the Directors Plan and the Stock Purchase Plan, represent 15.0% of the Committed Shares of Common stock.


     The following is a summary of the principal features of the 1997 Plan and is qualified by and subject to the actual provisions of the 1997 Plan, a copy of which is attached as Appendix A hereto.

PURPOSE AND ELIGIBILITY

     The purpose of the 1997 Plan is to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company's stockholders. Any director (other than a non-employee director of the Company), officer, employee, consultant or advisor designated from time to time by the 1997 Plan's administrative committee is eligible to receive grants of stock options under the 1997 Plan. Currently, it is estimated that approximately 900 persons are eligible for selection.

STOCK OPTIONS

     Stock options granted under the 1997 Plan ("Options") may be incentive stock options ("Incentive Stock Options"), which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or non-qualified stock options, which do not so qualify ("Non-qualified Stock Options"). The exercise price for each Option shall be determined by the administrative committee at the date of grant. The exercise price of each Option granted under the 1997 Plan may not be set below the fair market value of the underlying Common Stock on the date of grant. The exercise price of any Option may be paid in cash or any other consideration the administrative committee deems acceptable, including delivery of capital stock of the Company (surrendered by the optionee or withheld from the shares otherwise deliverable upon exercise). The administrative committee may allow the Company to loan the exercise price to the optionee and/or to allow exercise in a broker-assisted transaction in which the exercise price will not be received until after exercise, if the exercise of the Option is followed by an immediate sale of some of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

     Options granted under the 1997 Plan vest, become exercisable, and terminate as determined by the administrative committee. All Options granted under the 1997 Plan may be exercised at any time after they vest and before their expiration date, provided that no Option may be exercised more than ten years after its grant. In the absence of a specific written agreement to the contrary, an employee's Options will generally terminate (i) immediately upon termination of the recipient's employment with the Company for just cause; (ii) six months after death or permanent disability or normal retirement; and (iii) 30 days after termination of employment for any other reason, in each case subject to earlier termination on the Option's original expiration date. Notwithstanding the foregoing, however, the administrative committee may designate shorter (if agreed to by the recipient) or longer periods after termination of employment to exercise any Option. Options cease to vest upon termination of employment, but the administrative committee may accelerate the vesting of any or all Options that had not become exercisable on or prior to the date of such termination.


PLAN PROVISIONS REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE


     In general, Section 162(m) of the Internal Revenue Code imposes a $1.0 million limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including any compensation relating to Options under the 1997 Plan. If the 1997 Plan is approved, compensation relating to Options under the 1997 Plan will not be subject to the $1.0 million limit of Section 162(m). Under the 1997 Plan, no one person will be granted any Options with respect to more than 500,000 shares of Common Stock in any one calendar year if such grant would otherwise be subject to Internal Revenue Code Section 162(m). Furthermore, if Internal Revenue Code Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an Option is not based solely on an increase in the value of the underlying Common Stock of the Company after the date of grant, the 1997 Plan's administrative committee will be authorized to condition the grant, vesting, or exercisability of such an Option on the attainment of a preestablished objective performance goal. The 1997 Plan defines a preestablished objective performance goal to include one or more of the following performance criteria: (i) cash flow; (ii) earnings per share (including earnings before interest, taxes and amortization); (iii) return on equity; (iv) total stockholder return; (v) return on capital; (vi) return on assets or net assets; (vii) income or net income;
(viii) operating income or net operating income; (ix) operating margin; (x) return on operating revenue; (xi) attainment of stated goals related to the Company's capitalization, costs, financial condition or results of operations; and (xii) any other similar performance criteria.


SECURITIES SUBJECT TO THE 1997 PLAN


     No more than 1,500,000 shares of Common Stock may be issued pursuant to or upon exercise of Options granted under the 1997 Plan. Shares of Common Stock subject to unexercised portions of any Option that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Option that are reacquired by the Company pursuant to the terms of the Option under which the shares were issued, will again become eligible for the grant of further Options under the 1997 Plan. The number and kind of shares of Common Stock in general, as well as the number and kind of shares of Common Stock subject to outstanding Options and the exercise price per share of such Options, may be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions. If the Company is the surviving corporation in any merger or consolidation not involving a change in control, each outstanding Option will entitle the optionee to receive the same consideration received by holders of the same number of shares of the Company's Common Stock in such merger or consolidation. In the event of a change in control, the 1997 Plan and any then outstanding Options (whether or not vested) will automatically terminate unless
(i) provision is made in connection with such transaction for the continuance of the 1997 Plan and for the assumption of such Options, or for the substitution for such Options of new Options covering the securities of a successor, with appropriate adjustments as to the number and kind of securities and exercise prices or (ii) the Board of Directors provides for adjustments as it deems appropriate in the terms and conditions of the outstanding Options (whether or not vested). If the Options terminate upon a change in control without provision for any of the actions described in clause (i) or (ii), then Option holders will have the right to exercise his or her Options, including any unvested Options. For purposes of the 1997 Plan, a change in control includes the acquisition of 30% or more of the Company's voting securities by any person, a majority change in Board of Director membership without Board of Director approval, a sale or other disposition by the Company or a reorganization or merger or consolidation of the Company in which there is a change of more than 50% of the combined voting power of the Company; or a liquidation of the Company. On April 17, 1997, the market value of the Company's Common Stock was $14.75 per share.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The 1997 Plan is administered by a committee (the "Stock Option Committee") of at least two directors of the Company appointed by the Company's Board of Directors, each of whom is required to be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act. The Stock Option Plan Committee has the authority to interpret the 1997 Plan and any agreements defining the rights and obligations of recipients of Options granted under the 1997 Plan; to determine the terms and conditions of Options; to prescribe, amend and rescind the rules and regulations of the 1997 Plan; and to make all other determinations necessary or advisable for the administration of the 1997 Plan. If Options are to be made to persons subject to Section 162(m) of the Internal Revenue Code, and such Options are intended to constitute performance-based compensation, then each of the Stock Option Plan Committee's members must be an "outside director," as such term is defined in Section 162(m) of the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax treatment which will generally apply to Options granted under the 1997 Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of Options will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an Option or the disposition of any acquired shares under those laws.


     Incentive Stock Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. If the optionee sells the shares acquired upon the exercise of an Incentive Stock Option ("Incentive Stock Option Shares") at any time after the later of (i) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option or (ii) two years after the date of grant of such Incentive Stock Option (the "Incentive Stock Option holding period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Stock Option Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the Incentive Stock Option Shares at any time during the Incentive Stock Option holding period, then (i) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Stock Option Shares on the date of exercise, (ii) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Stock Option Shares on the date of exercise, over the exercise price paid for the Incentive Stock Option Shares, (iii) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Stock Option Shares over the sales price of the Incentive Stock Option Shares and (iv) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.



     For purposes of computing an optionee's "alternative minimum tax," an Incentive Stock Option is treated as a Non-qualified Stock Option, as discussed below. Thus, the amount by which the fair market value of Incentive Stock Option Shares on the date of exercise (or such later date as discussed below under "Special Rules for Insiders") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to this spread may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.


     Non-qualified Stock Options. The grant of a Non-qualified Stock Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Non-qualified Stock Option ("Non-qualified Stock Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. See "Special Rules for Insiders," below. A subsequent sale of the Non-qualified Stock Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term or long-term depending on the optionee's holding period for the shares involved in the disposition. If an optionee receives a Non-qualified Stock Option having an exercise price that is only a small fraction of the value of the underlying Non-qualified Stock Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

     Special Rules for Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an Option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon) the earlier of the following two dates: (i) six months after the date of grant or (ii) a disposition of the Common Stock, unless the Insider makes an election under
Section 83(b) of the Internal Revenue Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise.

     Miscellaneous Tax Issues. Special rules will apply in cases where an optionee pays the exercise price of the Option or applicable withholding tax obligations under the 1997 Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares. The 1997 Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise Options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such Options may constitute "excess parachute payments" under the "golden parachute" provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. It should be noted that while the Company's intent is to prevent
Section 162(m) of the Internal Revenue Code from limiting the deductibility of Options, no advance determination will be obtained from the Internal Revenue Service in this regard. For this reason, and because of possible unforeseen future events, it is impossible to determine the precise extent to which the Company will be entitled to a tax deduction in connection with the exercise of Options.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock outstanding is required to approve the 1997 Plan.

     THE BOARD BELIEVES THAT APPROVAL OF THE PROPOSED 1997 STOCK OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED "FOR" THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                                     ITEM 4

                          RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP has audited the Company's financial statements since the fiscal year ended December 31, 1994. The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1997. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     THE BOARD BELIEVES THAT THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED "FOR" THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP has audited the Company's 1996 financial statements. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to make a statement if such person so desires and to be available to respond to appropriate questions that may be asked by stockholders.

                                 ANNUAL REPORT

     Financial Statements for the Company and its consolidated subsidiaries are included in the Company's Annual Report for the year ended December 31, 1996 which is being mailed to stockholders. A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO THE COMPANY AT 565 TAXTER ROAD, ELMSFORD, NEW YORK 10523-5200, ATTENTION: INVESTOR RELATIONS.

                             STOCKHOLDER PROPOSALS


     Stockholders who wish to include proposals for action at the Company's 1998 Annual Meeting of Stockholders in next year's proxy statement must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 9, 1998. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission.


                                 OTHER MATTERS

     The Board of Directors knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                          By Order of the Board of Directors
                                          /s/ Cheryl P. Carl
                                          Cheryl P. Carl
                                          Secretary


Elmsford, New York

April 30, 1997

                                                                      APPENDIX A

                           CITYSCAPE FINANCIAL CORP.

                             1997 STOCK OPTION PLAN

                                 APRIL 17, 1997

                               TABLE OF CONTENTS


ARTICLE I  PURPOSE OF PLAN...........................................................    A-3
ARTICLE II  EFFECTIVE DATE AND TERM OF PLAN..........................................    A-3
2.1 Term of Plan.....................................................................    A-3
2.2 Effect on Stock Options..........................................................    A-3
2.3 Stockholder Approval.............................................................    A-3
ARTICLE III  SHARES SUBJECT TO PLAN..................................................    A-3
3.1 Number of Shares.................................................................    A-3
3.2 Source of Shares.................................................................    A-3
3.3 Availability of Unused Shares....................................................    A-3
3.4 Adjustment Provisions............................................................    A-3
3.5 Reservation of Shares............................................................    A-4
ARTICLE IV  ADMINISTRATION OF PLAN...................................................    A-4
4.1 Administering Body...............................................................    A-4
4.2 Authority of Administering Body..................................................    A-4
4.3 No Liability.....................................................................    A-5
4.4 Amendments.......................................................................    A-5
4.5 Other Compensation Plans.........................................................    A-6
4.6 Plan Binding on Successors.......................................................    A-6
4.7 References to Successor Statutes, Regulations and Rules..........................    A-6
4.8 Issuances for Compensation Purposes Only.........................................    A-6
4.9 Invalid Provisions...............................................................    A-6
4.10 Governing Law...................................................................    A-6
ARTICLE V  GENERAL AWARD PROVISIONS..................................................    A-6
5.1 Participation in the Plan........................................................    A-6
5.2 Stock Option Documents...........................................................    A-6
5.3 Exercise of Stock Options........................................................    A-7
5.4 Payment for Stock Options........................................................    A-7
5.5 No Employment Rights.............................................................    A-7
5.6 Restrictions Under Applicable Laws and Regulations...............................    A-8
5.7 Additional Conditions............................................................    A-8
5.8 No Privileges of Stock Ownership.................................................    A-9
5.9 Nonassignability.................................................................    A-9
5.10 Information to Recipients.......................................................    A-9
5.11 Withholding Taxes...............................................................    A-9
5.12 Legends on Stock Options and Stock Certificates.................................    A-9
5.13 Effect of Termination of Employment on Stock Options............................   A-10
5.14 Limits on Stock Options to Certain Eligible Persons.............................   A-10
ARTICLE VI  STOCK OPTIONS............................................................   A-10
6.1 Nature of Stock Options..........................................................   A-10
6.2 Option Exercise Price............................................................   A-11
6.3 Option Period and Vesting........................................................   A-11
6.4 Special Provisions Regarding Incentive Stock Options.............................   A-11
ARTICLE VII  REORGANIZATIONS.........................................................   A-11
7.1 Corporate Transactions Not Involving a Change in Control.........................   A-11
7.2 Corporate Transactions Involving a Change in Control.............................   A-12
ARTICLE VIII  DEFINITIONS............................................................   A-12

                           CITYSCAPE FINANCIAL CORP.

                             1997 STOCK OPTION PLAN

                                   ARTICLE I

                                PURPOSE OF PLAN

     The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article VIII.

                                   ARTICLE II

                        EFFECTIVE DATE AND TERM OF PLAN

     2.1 TERM OF PLAN. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

     2.2 EFFECT ON STOCK OPTIONS. Stock Options may be granted during the Plan Term, but no Stock Options may be granted after the Plan Term. Notwithstanding the foregoing, each Stock Option properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Stock Option has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

     2.3 STOCKHOLDER APPROVAL. This Plan shall be approved by the Company's stockholders within 12 months after the Effective Date. The effectiveness of any Stock Options granted prior to such stockholder approval shall be subject to such stockholder approval.

                                  ARTICLE III

                             SHARES SUBJECT TO PLAN

     3.1 NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options granted under this Plan shall be 1,500,000, subject to adjustment as set forth in Section 3.4.

     3.2 SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation shares purchased on the open market.

     3.3 AVAILABILITY OF UNUSED SHARES. Shares of Common Stock subject to unexercised portions of any Stock Option granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Stock Options under this Plan that are reacquired by the Company pursuant to the terms of the Stock Options under which such shares were issued, will again become available for the grant of further Stock Options under this Plan.

     3.4  ADJUSTMENT PROVISIONS.

     (a) If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares subject to this Plan as provided in Section 3.1, (2) the number and kind of shares or other securities subject to then outstanding Stock Options and/or (3) the price for each share or other unit of any other securities subject to then outstanding Stock Options.

     (b) No fractional interests will be issued under this Plan resulting from any adjustments.

     (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.

     (d) The grant of Stock Options pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Option to lose its status as an Incentive Stock Option or (ii) is agreed to in writing by the Administering Body and the Recipient.

     3.5 RESERVATION OF SHARES. The Company will at all times reserve and keep available such number of shares of Common Stock as shall equal at least the number of shares of Common Stock subject to then outstanding Stock Options issuable in shares of Common Stock under this Plan.

                                   ARTICLE IV

                             ADMINISTRATION OF PLAN

     4.1  ADMINISTERING BODY.

     (a) Subject to the provisions of Section 4.1(b)(ii), this Plan shall be administered by the Board or by the Stock Option Plan Committee of the Board appointed pursuant to Section 4.1(b).

     (b) (i) The Board in its sole discretion may from time to time appoint a Stock Option Plan Committee of not less than two Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two) the number of members of the Stock Option Plan Committee, remove from membership on the Stock Option Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Option Plan Committee, whether caused by removal, resignation or otherwise. The Board may disband the Stock Option Plan Committee at any time and revest in the Board the administration of this Plan.

     (ii) Notwithstanding the foregoing provisions of this Section 4.1(b) to the contrary, as long as the Company is an Exchange Act Registered Company, (1) the Board shall appoint the Stock Option Plan Committee, (2) this Plan shall be administered by the Stock Option Plan Committee and (3) each member of the Stock Option Plan Committee shall be a Non-employee Director, and, in addition, if Stock Options are to be made to persons subject to Section 162(m) of the IRC and such Stock Options are intended to constitute Performance-Based Compensation, then each member of the Stock Option Plan Committee shall, in addition to being a Non-employee Director, be an Outside Director.

     (iii) The Stock Option Plan Committee shall report to the Board the names of Eligible Persons granted Stock Options, the number of shares of Common Stock covered by each Stock Option and the terms and conditions of each such Stock Option.

     4.2  AUTHORITY OF ADMINISTERING BODY.

     (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any Stock Option Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable, and otherwise to carry out the terms of this Plan and such Stock Option Documents and other documents. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Stock Option shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Stock Options shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Stock Options.

     (b) Subject to the express provisions of this Plan, the Administering Body may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Stock Options shall be granted, the nature of each Stock Option, the number of shares of Common Stock that make up or underlie each Stock Option, the period for the exercise of each Stock Option, and such other terms and conditions applicable to each individual Stock Option as the Administering Body shall determine. The Administering Body may grant at any time new Stock Options to an Eligible Person who has previously received Stock Options whether such prior Stock Options are still outstanding, have previously been exercised as a whole or in part, or are canceled in connection with the issuance of new Stock Options. The Administering Body may grant Stock Options singly, in combination or in tandem with other Stock Options, as it determines in its discretion. Any and all terms and conditions of the Stock Options, including exercise price, may be established by the Administering Body without regard to existing Stock Options.

     (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Stock Option Plan Committee and consists of two members, then actions of the Administering Body must be unanimous and (ii) if the Administering Body is the Board, actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.

     4.3 NO LIABILITY. No member of the Board or the Stock Option Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Stock Option or any transaction arising under this Plan or any Stock Option, except in circumstances constituting bad faith of such member.

     4.4  AMENDMENTS.

     (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Stock Options hereunder, including those granted before such revision or amendment; provided, however, that no such revision or amendment shall alter, impair or diminish any rights or obligations under any Stock Option previously granted under this Plan, without the written consent of the Recipient to whom such Stock Option was granted. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision shall be required unless (i) such approval is required by applicable law, rule or regulation or (ii) an amendment or revision to this Plan would materially increase the number of shares subject to this Plan (as adjusted under Section 3.4), materially modify the requirements as to eligibility for participation in this Plan, extend the final date upon which Stock Options may be granted under this Plan, or otherwise materially increase the benefits accruing to Recipients in a manner not specifically contemplated herein, or affect this Plan's compliance with Rule 16b-3 or applicable provisions of or regulations under the IRC, and stockholder approval of the amendment or revision is required to comply with Rule 16b-3 or applicable provisions of or rules under the IRC.

     (b) The Administering Body may, with the written consent of a Recipient, make such modifications in the terms and conditions of a Stock Option as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of the Recipient, at any time and from time to time after the grant of any Stock Option accelerate or extend the vesting or exercise period of any Stock Option as a whole or in part, and adjust or reduce the exercise price of Stock Options held by such Recipient by cancellation of such Stock Options and granting of Stock Options at lower or exercise prices or by modification, extension or renewal of such Stock Options. In the case of Incentive Stock Options, Recipients acknowledge that extensions of the exercise period may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

     (c) Except as otherwise provided in this Plan or in the applicable Stock Option Document, no amendment, revision, suspension or termination of this Plan will, without the written consent of the Recipient, alter, terminate, impair or adversely affect any right or obligation under any Stock Option previously granted under this Plan.

     4.5 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

     4.6 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

     4.7 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

     4.8 ISSUANCES FOR COMPENSATION PURPOSES ONLY. This Plan constitutes an "employee benefit plan" as defined in Rule 405 promulgated under the Securities Act. Stock Options to eligible employees or directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise. Stock Options to consultants and advisors shall be granted only in exchange for bona fide services rendered by such consultants or advisors and such services must not be in connection with the offer and sale of securities in a capital-raising transaction.

     4.9 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

     4.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to the principles of the conflicts of laws thereof.

                                   ARTICLE V

                            GENERAL AWARD PROVISIONS

     5.1  PARTICIPATION IN THE PLAN.

     (a) A person shall be eligible to receive grants of Stock Options under this Plan if, at the time of the grant of the Stock Option, such person is an Eligible Person.

     (b) Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

     (c) Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Stock Options to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

     5.2  STOCK OPTION DOCUMENTS.

     (a) Each Stock Option granted under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Stock Option Plan Committee's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Stock Option as the Stock Option Plan Committee may in its discretion determine. Stock Option Documents may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Stock Option Document. Any Stock Option Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Stock Option Plan Committee.

     (b) In case of any conflict between this Plan and any Stock Option Document, this Plan shall control.

     5.3 EXERCISE OF STOCK OPTIONS. No Stock Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock (or such other amount as is set forth in the applicable Stock Option Documents) may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number at the time available for purchase under the terms of the Stock Option. A Stock Option shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient, together with payment of the exercise price made in accordance with Section 5.4 and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Stock Option Documents, such conditions upon the exercise of Stock Options (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.12 or other applicable section of or regulation under the IRC.

     5.4  PAYMENT FOR STOCK OPTIONS.

     (a) The exercise price or other payment for a Stock Option shall be payable upon the exercise of a Stock Option pursuant to a Stock Option granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

     (b) The Company may assist any person to whom Stock Options are granted hereunder (including without limitation any officer or director of the Company) in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of that Stock Option, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.

     (c) In the discretion of the Administering Body, Stock Options may be exercised by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Stock Option and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body, or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Stock Options previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that the Administering Body may, in the exercise of its discretion, (i) allow exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the exercise price to the person entitled to exercise the Stock Option, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the exercise price and amounts required pursuant to Section 5.11.

     5.5 NO EMPLOYMENT RIGHTS. Nothing contained in this Plan (or in Stock Option Documents or in any other documents related to this Plan or to Stock Options granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of Stock Options pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of Stock Options pursuant to this Plan did not exist, including without limitation with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Stock Options pursuant to this Plan shall be determined by the Administering Body and the Administering Body's determination thereof shall be final and binding.

     5.6  RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

     (a) All Stock Options granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Stock Options granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Options or the issuance, if any, or purchase of shares in connection therewith, such Stock Options may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

     (b) The Company shall be under no obligation to register or qualify the issuance of Stock Options or underlying shares under the Securities Act or applicable state securities laws. Unless the issuance of Stock Options and underlying shares have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Stock Options or underlying shares of Common Stock covered by any Stock Options unless the Stock Options and underlying shares may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Recipient is acquiring such Stock Options and underlying shares for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such shares. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

     5.7 ADDITIONAL CONDITIONS. Any Stock Option may also be subject to such other provisions (whether or not applicable to any other Stock Option or Recipient) as the Administering Body determines appropriate including without limitation provisions to assist the Recipient in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Recipient elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

     5.8 NO PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise set forth herein, a Recipient or a permitted transferee of a Stock Option shall have no rights as a stockholder with respect to any shares issuable or issued in connection with the Stock Option until the date of the receipt by the Company of all amounts payable in connection with exercise of the Stock Option and performance by the Recipient of all obligations thereunder. Status as an Eligible Person shall not be construed as a commitment that any Stock Option will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Stock Option granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive Stock Options hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.


     5.9 NONASSIGNABILITY. No Stock Option granted under this Plan shall be assignable or transferable except (a) by will or by the laws of descent and distribution or (b) subject to the final sentence of this Section 5.9, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administering Body and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, Stock Options granted to such person shall be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative. Notwithstanding the foregoing, (a) no Stock Option owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3 and (b) Incentive Stock Options (or other Stock Options subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC (or any comparable or successor provision) or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.


     5.10  INFORMATION TO RECIPIENTS.

     (a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

     (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient's agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Recipient's obligations under this Section 5.10(b)).

     5.11 WITHHOLDING TAXES. Whenever the granting, vesting or exercise of any Stock Option granted under this Plan, or the transfer of any shares issued upon exercise of any Stock Option, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to issuance of such shares. The Administering Body may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with Stock Options.

     5.12 LEGENDS ON STOCK OPTIONS AND STOCK CERTIFICATES. Each Stock Option Document and each certificate representing shares acquired upon or exercise of Stock Options shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Stock Option Document and/or the certificate. The determination of which legends, if any, shall be placed upon Stock

Option Documents or the certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

     5.13  EFFECT OF TERMINATION OF EMPLOYMENT ON STOCK OPTIONS.

     (a) TERMINATION FOR JUST CAUSE. Subject to Section 5.13(c), and except as otherwise provided in a written agreement between the Company and the Recipient which may be entered into at any time before or after termination of employment, in the event of a Just Cause Dismissal of a Recipient, all of the Recipient's unexercised Stock Options, whether or not vested, shall expire and become unexercisable as of the date of such Just Cause Dismissal.

     (b) TERMINATION OTHER THAN FOR JUST CAUSE. Subject to Section 5.13(c) and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of employment, in the event of a Recipient's termination of employment for:

        (i) any reason other than for Just Cause Dismissal, death, Permanent Disability or normal retirement, the Recipient's Stock Options, whether or not vested, shall expire and become unexercisable as of the earlier of (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed and (B) 30 days after the date of employment termination.

        (ii) death, Permanent Disability or normal retirement, the Recipient's unexercised Stock Options shall, whether or not vested, expire and become unexercisable as of the earlier of (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed and (B) six months after the date of employment termination.

     (c) ALTERATION OF VESTING AND EXERCISE PERIODS. Notwithstanding anything to the contrary in Section 5.13(a) or Section 5.13(b), the Administering Body may in its discretion designate shorter or longer periods to exercise Stock Options following a Recipient's termination of employment; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Stock Options or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Stock Options shall be exercisable by a Recipient (or the Recipient's successor in interest) following such Recipient's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; and provided, further, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Stock Options that had not become exercisable on or prior to the date of such termination.

     (d) LEAVE OF ABSENCE. In the case of any employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Stock Options as the Administering Body in its discretion deems appropriate, except that in no event shall a Stock Option be exercisable after the date such Stock Option would expire in accordance with its terms had the Recipient remained continuously employed.

     5.14 LIMITS ON STOCK OPTIONS TO ELIGIBLE PERSONS. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Stock Options hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any Stock Options with respect to more than 500,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.14 shall be subject to adjustment as provided in Section
3.4 or under Article VII, but only to the extent such adjustment would not affect the status of compensation attributable to Stock Options hereunder as Performance-Based Compensation.

                                   ARTICLE VI

                                 STOCK OPTIONS

     6.1 NATURE OF STOCK OPTIONS. Stock Options may be Incentive Stock Options or Non-qualified Stock Options.

     6.2 OPTION EXERCISE PRICE. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Option. The Administering Body may, with the consent of the Recipient and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, amend the terms of any Stock Option to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.

     6.3 OPTION PERIOD AND VESTING. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient's employment shall be subject to Section 5.13. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than 10 years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Stock Option Document. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Option as a whole or part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

     6.4  SPECIAL PROVISIONS REGARDING INCENTIVE STOCK OPTIONS.


     (a) Notwithstanding anything in this Article VI to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (ii) that the Incentive Stock Option not be exercisable after the expiration of five years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.


     (b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

     (c) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

                                  ARTICLE VII

                                REORGANIZATIONS

     7.1 CORPORATE TRANSACTIONS NOT INVOLVING A CHANGE IN CONTROL. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Stock Option outstanding under this Plan shall thereafter be exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Stock Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Stock Option in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

     7.2 CORPORATE TRANSACTIONS INVOLVING A CHANGE IN CONTROL. As of the effective time and date of any Change in Control, this Plan and any then outstanding Stock Options (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Stock Options, or for the substitution for such Stock Options of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Stock Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or
(b) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Stock Options (whether or not vested), including without limitation (i) accelerating the vesting of outstanding Stock Options and/or (ii) providing for the cancellation of Stock Options and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Stock Options would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 7.2, this Plan and the Stock Options shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Stock Options shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to exercise the Recipient's Stock Options to the full extent not theretofore exercised, including any installments which have not yet become vested.

                                  ARTICLE VIII

                                  DEFINITIONS

     Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

     "ADMINISTERING BODY" shall mean the Board as long as no Stock Option Plan Committee has been appointed and is in effect and shall mean the Stock Option Plan Committee as long as the Stock Option Plan Committee is appointed and in effect.

     "AFFILIATED ENTITY" means any Parent Corporation or Subsidiary Corporation.

     "BOARD" means the Board of Directors of the Company.

     "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occur:

          (a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

          (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

          (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

             (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing five percent (5%) or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

             (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

          (d) Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

     Notwithstanding the foregoing, a Change in Control of the type described in paragraph (b), (c) or (d) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining thirty percent (30%) or greater ownership has elected its representatives to the Company's Board of Directors and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of employee's employment.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Stock Options under Section 3.4 above.

     "COMPANY" means Cityscape Financial Corp., a Delaware corporation.

     "EFFECTIVE DATE" means April 17, 1997, which is the date this Plan was adopted by the Board.

     "ELIGIBLE PERSON" shall include directors (other than non-employee directors of the Company), officers, employees, consultants and advisors of the Company or of any Affiliated Entity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE ACT REGISTERED COMPANY" means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

     "EXPIRATION DATE" means the tenth anniversary of the Effective Date.


     "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the average of the highest and lowest sale prices of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The Nasdaq Small Cap Market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; provided, however, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on the Nasdaq Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (a) or (b) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.


     "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

     "IRC" means the Internal Revenue Code of 1986, as amended.


     "JUST CAUSE DISMISSAL" shall mean a termination of a Recipient's employment for any of the following reasons: (a) the Recipient violates any reasonable rule or regulation of the Board, the Company's Chief Executive Officer or the Recipient's superiors that results in damage to the Company or which, after written notice to do so, the Recipient fails to correct within a reasonable time; (b) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (c) any willful failure to perform the Recipient's job as required to meet Company objectives; (d) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes a misappropriation of Company assets; (e) the Recipient's performing services for any other person or entity which competes with the Company while the Recipient is employed by the Company, without the written approval of the Chief Executive Officer of the Company; or (f) any other conduct that the Administering Body determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company providing for just cause dismissal (or some comparable notion) of Recipient from Recipient's employment with the Company, "Just Cause Dismissal" for purposes of this Plan shall have the same meaning as ascribed thereto or to such comparable notion in such employment agreement.


     "NON-EMPLOYEE DIRECTOR" means any director of the Company who qualifies as a "non-employee director" within the meaning of Rule 16b-3.

     "NON-QUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

     "OUTSIDE DIRECTOR" means an "outside director" as defined in the regulations adopted under Section 162(m) of the IRC.

     "PARENT CORPORATION" means any Parent Corporation as defined in Section 424(e) of the IRC.

     "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Stock Option is not based solely on an increase in the value of Common Stock after the date of grant or award, the Stock Option Plan Committee, in order to qualify Stock Options as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such Stock Options on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow; (b) earnings per share (including earning before interest, taxes, and amortization); (c) return on equity; (d) total stockholder return; (e) return on capital; (f) return on assets or net assets; (g) income or net income; (h) operating income or net operating income;
(i) operating margin; (j) return on operating revenue; (k) attainment of stated goals related to the Company's capitalization, costs, financial condition or results of operations; and (l) any other similar performance criteria.


     "PERSON" means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its subsidiaries, (b) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under ERISA and (c) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.


     "PERMANENT DISABILITY" shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Stock Option Plan Committee with respect to any Stock Option, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to
Section 5.13(b)(ii) hereof, Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.


     "PLAN" means this 1997 Stock Option Plan of the Company.

     "PLAN TERM" means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

     "RECIPIENT" means a person who has received Stock Options under this Plan.

     "REORGANIZATION" means any merger, consolidation or other reorganization.

     "RULE 16b-3" means Rule 16b-3 under the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SIGNIFICANT STOCKHOLDER" is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

     "STOCK OPTION" means a right to purchase stock of the Company granted under
Article VI of this Plan to an Eligible Person.

     "STOCK OPTION DOCUMENT" means the agreement or confirming memorandum setting forth the terms and conditions of Stock Options.

     "STOCK OPTION PLAN COMMITTEE" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

     "SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in
Section 425(f) of the IRC.

                                  DETACH HERE                             CSF F



                           CITYSCAPE FINANCIAL CORP.

                                565 Taxter Road
                         Elmsford, New York 10523-5200
P
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
R                          CITYSCAPE FINANCIAL CORP.

O         The undersigned hereby appoints Cheryl P. Carl and Tim S. Ledwick, and each of them, as Proxies, each with the power to appoint his substitute,
X and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock as of April 18, 1997, at the Annual
Y Meeting of Stockholders to be held on June 4, 1997 and any postponements or adjournments thereof.


   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                  DETACH HERE                             CSF F


       Please mark
       votes as in
/ X /  this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR AND TO THE INDICATED CLASS, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, FOR THE APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS AND IN THEIR DISCRETION ON THE MATTERS DESCRIBED IN ITEM 5.

1. Election of Directors. Nominees:

Class I: Robert M. Stata, David A. Steene


                                        MARK HERE
        FOR     WITHHELD                IF YOU PLAN
                                        TO ATTEND
        / /       / /                   THE MEETING   / /

                                        MARK HERE
                                        FOR ADDRESS
                                        CHANGE AND
                                        NOTE BELOW    / /

/ / _______________________________________
    For both nominees except as noted above

2. To approve the amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock, $0.01 par value per share, by 50,000,000 shares to an aggregate of 100,000,000 shares and the Company's authorized Preferred Stock, par value $0.01 per share, by 5,000,000 shares to an aggregate of 10,000,000 shares.

                     FOR          AGAINST          ABSTAIN
                     / /            / /              / /

3. To approve the Company's 1997 Stock Option Plan and to reserve 1,500,000 shares of the Company's Common Stock, par value $0.01 per share, for issuance thereunder (subject to antidilution adjustments specified in the plan).

                     FOR          AGAINST          ABSTAIN
                     / /            / /              / /

4. To ratify the selection by the Company's Board of Directors of KPMG Peat Marwick LLP as independent accountants of the Company for the 1997 fiscal year.

                     FOR          AGAINST          ABSTAIN
                     / /            / /              / /

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executive, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership's name by an authorized person.

Signature___________________ Date______ Signature___________________ Date______